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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 28, 2001

TOYOTA MOTOR CREDIT CORPORATION
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	1-9961 (Commission File Number)	95-3775816 (IRS Employer Identification No.)

19001 SOUTH WESTERN AVENUE
TORRANCE, CALIFORNIA 90509
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
 (310) 468-1310

ITEM 5. OTHER EVENTS.

    Recent events in Argentina have substantially increased political, economic and regulatory risks to Argentine businesses. Toyota Motor Credit Corporation ("TMCC") owns a 33% interest in Toyota Credit Argentina ("TCA"), which provides Toyota dealer inventory and consumer financing in Argentina. TMCC has executed guarantees totaling $65 million in respect of TCA's offshore dollar bank loans, of which approximately $45 million is outstanding. The government has imposed foreign exchange controls restricting offshore payment transfers, and these controls are currently preventing TCA from sending payments on its offshore dollar loans out of Argentina. As a result, TMCC may be required to perform under its guaranty of TCA's offshore dollar-denominated debt. Furthermore, there exists a possibility for governmental re-characterization of dollar-denominated debt in Argentina into pesos or another currency together with a subsequent Argentine currency devaluation. Such action would impact negatively TCA's ability to repay TMCC for payments made by TMCC under its guarantees. Management is closely monitoring TMCC's business interests in Argentina.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYOTA MOTOR CREDIT CORPORATION (Registrant)

Date: December 28, 2001	By:	/s/ John F. Stillo John F. Stillo Vice President, Chief Financial Officer

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  ITEM 5. OTHER EVENTS.
SIGNATURES